Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, April 25, 2023	INVESTOR RELATIONS CONTACT: Marcy Morita - (808) 480-8582 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2023 First Quarter Financial Results

HONOLULU — April 25, 2023 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the first quarter of 2023.

"A big mahalo to our team who continue to make us a stronger, better airline. The demand for leisure travel remains strong in the domestic markets we serve, and we see similar conditions in most of our international markets," said Hawaiian Airlines President and CEO Peter Ingram. "In recent days, our team completed a significant technology initiative, one of many projects underway in 2023 that position us for a bright future. We look forward to sustaining momentum on these initiatives and returning Hawaiian to profitability."

First Quarter 2023- Key Financial Metrics and Results
	GAAP	YoY Change	Adjusted (a)	YoY Change
Net Loss	($98.3M)	+$35.0M	($111.8M)	+$18.5M
Diluted EPS	($1.91)	+$0.69	($2.17)	+$0.37
Pre-tax Margin	(20.5)%	+14.3 pts.	(23.0)%	+11.4 pts.
EBITDA	($70.3M)	+$37.2M	($85.4M)	+$20.1M
Operating Cost per ASM	14.85¢	0.19¢	11.04¢	(0.03)¢
Operating Revenue per ASM	12.46¢	1.27¢	N/A	N/A

(a) See Table 4 for a reconciliation of adjusted net loss, adjusted diluted EPS, adjusted pre-tax margin, adjusted EBITDA, and adjusted operating cost per ASM (CASM excluding fuel and non-recurring items) to each of their respective most directly comparable GAAP financial measure.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of March 31, 2023, the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $1.4 billion
•$1.6 billion in liquidity, including its undrawn $235 million revolving credit facility
•Outstanding debt and finance lease obligations of $1.7 billion

Revenue Environment

Hawaiian benefited from continued robust leisure demand from North America to Hawaiʻi and the restoration of its international network excluding Japan. International traffic was buoyed by strong U.S. point of sale activity. Demand remained strong for premium products both domestically and internationally. The Company's overall operating revenue for the first quarter 2023 was up 28.4% from the first quarter 2022 on 15.4% higher capacity as Hawaiian recovered from the effects of the Omicron variant of COVID-19, which impacted results in the first quarter 2022.

Other revenue was down 12.4% compared to the first quarter of 2022 driven by a decrease in cargo revenue.

Operational Environment

Several challenges continued to negatively affect the environment in which the Company operates. Constraints on the availability of A321 aircraft due to Pratt & Whitney engine delays, ongoing runway construction at Daniel K. Inouye International Airport in Honolulu ("HNL"), and delays related to air traffic control protocols disrupted Hawaiian's on-time performance, impaired its scheduling, and adversely affected its financial results.

Limitations on Hawaiian's A321 fleet availability necessitated the substitution of A330 aircraft, which are less fuel efficient, on some A321 routes. Fuel consumption for the first quarter 2023 was up 21.4% as compared to the first quarter of 2022 due to higher capacity and inefficiencies resulting from these challenges.

First Quarter 2023 Highlights
Technology Advancement

•Transitioned its Passenger Service System to Amadeus' Altea platform marking a significant information technology ("IT") accomplishment for the Company in April; this new platform will enable the Company to be more commercially and operationally nimble

Routes and Network

•Operated at 115% of its 2022 first quarter capacity, comprised of 98%, 119%, and 275% capacity on its North America, Neighbor Island and International routes, respectively
•Announced an increase in summer weekly frequencies between Honolulu and Austin, Boston, Las Vegas, and Pago Pago in preparation for strong summer demand to Hawai'i as well as a fourth daily flight between Honolulu and Los Angeles twice per week
•Announced resumption of service between Honolulu and Fukuoka beginning April 28 with thrice-weekly service

Guest Experience

•Streamlined the Honolulu travel experience with the opening of a new TSA security checkpoint at HNL, which added 1,000 square feet for passenger queuing and 3,000 square feet of screening area; expanded screening capacity alleviates congestion and benefits all guests whether they are flying to a neighbor island or boarding a transpacific flight

People

•Received ratification by Hawaiian's pilots represented by the Air Line Pilots Association of a four-year contract that provides for pay scale increases across all fleet types, improved health benefits, a signing bonus, and cost sharing, and enhancements to the postretirement and disability plans for more than 1,000 employees

•Formed a partnership with Embry-Riddle Aeronautical University's Aviation Maintenance Technology SkillBridge program which provides an opportunity for veterans to bridge the transition into the civilian aviation and aerospace sector
•Established a $100,000 scholarship fund in partnership with Arizona State University's W.P. Carey School of Business to encourage Hawai‘i students to pursue careers in IT with the potential to build a career at Hawaiian

Environmental, Social and Corporate Governance

•Committed to new milestones on the path to net-zero greenhouse gas emissions by 2050; the Company's decarbonization roadmap relies on several key drivers, including the use of sustainable aviation fuel (SAF), fleet modernization and new aircraft technologies, operational best practices to improve fuel efficiency, and advocacy for air traffic control system improvements
•Announced an agreement with biofuel company Gevo, Inc. to purchase 50 million gallons of SAF over five years with deliveries to Hawaiian's gateway cities in California anticipated starting in 2029
•Published the No Kākou a Pau ("interconnectedness") economic impact report which underscores the ways Hawaiian is connected to the economy of its home state including stimulating $10.2 billion in economic activity in Hawai‘i and providing, directly or indirectly, for 53,500 jobs statewide in 2022
Second Quarter 2023 Outlook

The table below summarizes the Company's expectations for the quarter ending June 30, 2023 expressed as an expected percentage change compared to the results for the quarter ended June 30, 2022.

Item	Second Quarter 2023 Guidance	GAAP Equivalent	GAAP Second Quarter 2023 Guidance
Available Seat Miles (ASMs)	Up 10.5% to up 13.5%
Operating Revenue per ASM (RASM)	Down 8.5% to down 11.5%
CASM excluding fuel and non-recurring items (a)	Flat to up 3%	Costs per ASM	Down 8.2% to down 10.2%
Gallons of Jet Fuel Consumed	Up 16.5% to up 19.5%
Economic Fuel Price per Gallon (a)(b)	$2.62	Average fuel price per gallon, including taxes and delivery
Effective Tax Rate	21.0%

Full Year 2023 Outlook

The table below summarizes the Company's updated expectations for the full year ending December 31, 2023 expressed as an expected percentage change compared to the results for the year ended December 31, 2022.

Item	Prior Full Year 2023 Guidance	Full Year 2023 Guidance
Gallons of Jet Fuel Consumed	Up 10.5% to up 13.5%	Up 12.5% to up 15.5%
Economic Fuel Price per Gallon (a)(b)	$2.92	$2.70
(a) See Table 3 and Table 4 for a reconciliation of CASM excluding fuel and non-recurring items and economic fuel price per gallon to each of their respective most directly comparable GAAP financial measures.
(b) Fuel Price per Gallon estimates are based on the April 11, 2023 fuel forward curve.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.

Investor Conference Call

Hawaiian Holdings’ quarterly results conference call is scheduled to begin today, April 25, 2023, at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Now in its 94th year of continuous service, Hawaiian is Hawaiʻi's biggest and longest-serving airline. Hawaiian offers approximately 150 daily flights within the Hawaiian Islands, and nonstop flights between Hawaiʻi and 15 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Australia, Japan, New Zealand, South Korea and Tahiti.

Consumer surveys by Condé Nast Traveler and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawaiʻi. In 2022, the carrier topped Travel + Leisure’s 2022 World’s Best list as the No. 1 U.S. airline and was named Hawaiʻi's best employer by Forbes. Hawaiian® led all U.S. carriers in on-time performance for 18 consecutive years (2004-2021) as reported by the U.S. Department of Transportation.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire. As Hawai‘i’s hometown airline, Hawaiian encourages guests to Travel Pono and experience the islands safely and respectfully.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s timing and expectations related to network and route recovery; future domestic and international demand for air travel; the outcomes of the Company’s university partnerships; the Company's environmental commitments; expectations relating to aircraft deliveries; expectations relating to SAF deliveries; expectations related to the market for SAF and its impact on jet fuel consumption; the Company’s outlook for the quarter ending June 30, 2023 and twelve-months ending December 31, 2023; statements regarding the Company's future performance; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

The Company is subject to risks, uncertainties and assumptions that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements, including the risks, uncertainties and assumptions discussed from time to time in the Company’s public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2023	2022	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$548,526	$404,029	35.8%
Other	64,077	73,185	(12.4)%
Total	612,603	477,214	28.4%
Operating Expenses:
Wages and benefits	241,933	203,099	19.1%
Aircraft fuel, including taxes and delivery	197,625	150,982	30.9%
Maintenance, materials and repairs	50,287	55,650	(9.6)%
Aircraft and passenger servicing	42,532	33,815	25.8%
Depreciation and amortization	32,667	33,755	(3.2)%
Commissions and other selling	28,238	20,647	36.8%
Aircraft rent	28,171	26,276	7.2%
Other rentals and landing fees	38,720	34,611	11.9%
Purchased services	35,072	30,687	14.3%
Other	34,785	35,497	(2.0)%
Total	730,030	625,019	16.8%
Operating Loss	(117,427)	(147,805)	(20.6)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(22,880)	(25,037)
Interest income	16,465	4,434
Capitalized interest	1,458	1,052
Losses on fuel derivatives	(5,065)	—
Other components of net periodic benefit cost	(1,494)	1,286
Gains (losses) on investments, net	697	(12,364)
Gains on foreign debt	2,260	11,762
Other, net	155	374
Total	(8,404)	(18,493)
Loss Before Income Taxes	(125,831)	(166,298)
Income tax benefit	(27,574)	(33,020)
Net Loss	$(98,257)	$(133,278)
Net Loss Per Share
Basic	$(1.91)	$(2.60)
Diluted	$(1.91)	$(2.60)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,507	51,288
Diluted	51,507	51,288

Hawaiian Holdings, Inc.
Consolidated Balance Sheet (unaudited)

	March 31, 2023 (unaudited)	December 31, 2022
	(in thousands, except shares)
ASSETS
Current Assets:
Cash and cash equivalents	$271,855	$229,122
Restricted cash	17,648	17,498
Short-term investments	1,111,082	1,147,193
Accounts receivable, net	99,880	113,862
Income taxes receivable	3,382	70,204
Spare parts and supplies, net	38,905	36,875
Prepaid expenses and other	83,021	63,553
Total	1,625,773	1,678,307
Property and equipment, less accumulated depreciation and amortization of $1,167,795 and $1,135,262 as of March 31, 2023 and December 31, 2022, respectively	1,937,797	1,874,352
Other Assets:
Assets held-for-sale	5,024	14,019
Operating lease right-of-use assets	439,228	459,128
Long-term prepayments and other	106,136	100,317
Intangible assets, net	13,500	13,500
Total Assets	$4,127,458	$4,139,623
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$202,864	$196,009
Air traffic liability and current frequent flyer deferred revenue	746,467	590,796
Other accrued liabilities	186,911	182,036
Current maturities of long-term debt, less discount	46,176	47,836
Current maturities of finance lease obligations	24,819	25,789
Current maturities of operating leases	78,620	77,858
Total	1,285,857	1,120,324
Long-Term Debt	1,566,382	1,583,889
Other Liabilities and Deferred Credits:
Noncurrent finance lease obligations	69,895	75,221
Noncurrent operating leases	328,370	347,726
Accumulated pension and other post-retirement benefit obligations	141,508	135,775
Other liabilities and deferred credits	74,588	94,654
Noncurrent frequent flyer deferred revenue	325,407	318,369
Deferred tax liability, net	102,131	130,400
Total	1,041,899	1,102,145
Commitments and Contingencies
Shareholders’ Equity:
Special preferred stock, $0.01 par value per share, three shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value per share, 51,546,972 and 51,450,904 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	515	514
Capital in excess of par value	287,524	287,161
Accumulated income	42,499	140,756
Accumulated other comprehensive loss, net	(97,218)	(95,166)
Total	233,320	333,265
Total Liabilities and Shareholders’ Equity	$4,127,458	$4,139,623

Hawaiian Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three months ended March 31,
	2023	2022
	(in thousands)
Net cash provided by Operating Activities	$118,291	$22,154
Cash flows from Investing Activities:
Additions to property and equipment, including pre-delivery payments	(106,215)	(9,066)
Proceeds from the disposition of aircraft and aircraft related equipment	9,563	1,124
Purchases of investments	(96,806)	(263,161)
Proceeds from sales and maturities of investments	144,069	307,780
Net cash provided by (used in) investing activities	(49,389)	36,677
Cash flows from Financing Activities:
Repayments of long-term debt and finance lease obligations	(24,953)	(66,704)
Payment for taxes withheld for stock compensation	(1,066)	(1,490)
Net cash used in financing activities	(26,019)	(68,194)
Net increase (decrease) in cash and cash equivalents	42,883	(9,363)
Cash, cash equivalents, and restricted cash - Beginning of Period	246,620	507,828
Cash, cash equivalents, and restricted cash - End of Period	$289,503	$498,465

Table 2.
Hawaiian Holdings, Inc.
Selected Consolidated Statistical Data (unaudited)

	Three months ended March 31,
	2023	2022		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations:
Revenue passengers flown	2,592	2,030		27.7%
Revenue passenger miles (RPM)	3,844,061	2,974,352		29.2%
Available seat miles (ASM)	4,914,619	4,242,483		15.8%
Passenger revenue per RPM (Yield)	14.27 ¢	13.58 ¢		5.1%
Passenger load factor (RPM/ASM)	78.2%	70.1%	8.1	pts.
Passenger revenue per ASM (PRASM)	11.16 ¢	9.52 ¢		17.2%
Total Operations:
Revenue passengers flown	2,593	2,036		27.4%
Revenue passenger miles (RPM)	3,845,978	2,987,565		28.7%
Available seat miles (ASM)	4,917,517	4,263,048		15.4%
Operating revenue per ASM (RASM)	12.46 ¢	11.19 ¢		11.3%
Operating cost per ASM (CASM)	14.85 ¢	14.66 ¢		1.3%
CASM excluding aircraft fuel and non-recurring items (a)	11.04 ¢	11.07 ¢		(0.3)%
Aircraft fuel expense per ASM (b)	4.02 ¢	3.54 ¢		13.6%
Revenue block hours operated	52,228	44,883		16.4%
Gallons of jet fuel consumed	64,853	53,417		21.4%
Average cost per gallon of jet fuel (actual) (b)	$3.05	$2.83		7.8%

(a)    See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(b)    Includes applicable taxes and fees.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended March 31,
	2023	2022	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$197,625	$150,982	30.9%
Realized losses on settlement of fuel derivative contracts	1,513	—	100.0%
Economic fuel expense	$199,138	$150,982	31.9%
Fuel gallons consumed	64,853	53,417	21.4%
Economic fuel costs per gallon	$3.07	$2.83	8.5%

	Estimated three months ending June 30, 2023			Estimated full year ending December 31, 2023
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$173,176	-	$177,635	$717,814	-	$736,956
Realized losses on settlement of fuel derivative contracts	2,577	-	2,577	10,035	-	10,035
Economic fuel expense	175,753	-	180,212	727,849	-	746,991
Fuel gallons consumed	66,980	-	68,705	269,135	-	276,311
Economic fuel costs per gallon	2.62	-	2.62	2.70	-	2.70

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including adjusted net income (loss), adjusted operating expenses, adjusted diluted net income (loss) per share (EPS), CASM, PRASM, RASM, Passenger Revenue per RPM, and Adjusted EBITDA. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•CBA related expense.
◦In February 2023, pilots represented by ALPA ratified a new four-year CBA, which included, amongst other things, a signing bonus, pay scale increases across all fleet types, improved health benefits and cost sharing, and enhancements to the Company's postretirement and disability plans. In connection with the ratification, the Company recorded a signing bonus and vacation liability true-up of $17.7 million which were recorded in wages and benefits during the quarter ended March 31, 2023.
◦In January 2022, the Company reached a tentative agreement with the representatives of its International Association of Machinists and Aerospace Workers (IAM-M) and International Association of Machinists and Aerospace Workers - Clerical Division (IAM-C) employees. In February 2022, the Company received notice from IAM that the agreement was ratified by its members. The new CBA included a signing bonus of $2.1 million, which was recorded in wages and benefits.

•Contract termination amortization. In December 2022, the Company entered into a Memorandum of Understanding (MOU) with one of its third-party service providers to early terminate its Amended and Restated Complete Fleet Services Agreement (Amended CFS) covering A330-200 aircraft. The Amended

CFS was originally scheduled to run through December 2027, and will now terminate in April 2023. Upon execution of the MOU, the Company agreed to pay a total of $12.5 million in termination fees, which was recognized in fiscal year 2022. As of December 31, 2022, the Company had approximately $24.1 million in deferred liabilities to be recognized into earnings over the remaining contract term as contra-maintenance materials and repairs expense. During the three months ended March 31, 2023, the Company recognized approximately $18.1 million in amortization within Maintenance, materials and repairs in the Consolidated Statements of Operation.

•Changes in fair value of fuel derivative contracts. Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Gain on sale of commercial real estate. In February 2023, the Company entered into an agreement for the sale of its commercial real estate and recognized a gain on sale of $10.2 million, which was recorded in Other operating expense in the Consolidated Statements of Operations.

•Interest income on federal tax refund. In March 2023, the Company received $4.7 million in interest income related to a refund received on the Company's income tax return. The interest income received was recorded in Interest income in the Consolidated Statements of Operations.

•Unrealized gain on foreign debt. Unrealized gain on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to the Company's functional currency.

•Unrealized (gains) losses on non-designated foreign exchange positions. Changes in fair value of foreign currency derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, including the unrealized amounts of foreign currency derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Unrealized (gain) loss on equity securities. Unrealized (gain) loss on equity securities is driven by changes in market prices and currency fluctuations, which is recorded in Other nonoperating expense in the Consolidated Statements of Operations.
The Company believes that adjusting for the impact of the changes in fair value of equity securities and fuel derivative contracts, fluctuations in exchange rates on debt instruments denominated in foreign currency, and non-recurring expenses and income/gains (including CBA-related, contract termination amortization, interest income on tax refund, and gain on sale of commercial real estate), helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended March 31,
	2023		2022
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
	(in thousands, except per share data)
Net Loss, as reported	$(98,257)	$(1.91)	$(133,278)	$(2.60)
Adjusted for:
CBA related expense	17,727	0.35	2,104	0.04
Contract termination amortization	(18,114)	(0.35)	—	—
Gain on sale of commercial real estate	(10,179)	(0.20)	—	—
Interest income on federal tax refund	(4,672)	(0.09)	—	—
Changes in fair value of fuel derivative contracts	3,552	0.07	—	—
Unrealized gain on foreign debt	(2,488)	(0.05)	(11,582)	(0.23)
Unrealized (gain) loss on equity securities	(944)	(0.02)	11,474	0.23
Tax effect of adjustments	1,568	0.03	985	0.02
Adjusted net loss	$(111,807)	$(2.17)	$(130,297)	$(2.54)

Adjusted EBITDA

The Company believes that adjusting earnings for interest, taxes, depreciation and amortization, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges helps investors better analyze the Company's financial performance by allowing for company-to-company and period-over-period comparisons that are unaffected by company-specific or one-time occurrences.

	Three months ended March 31,
	2023	2022
	(in thousands)
Net Loss	$(98,257)	$(133,278)
Income tax benefit	(27,574)	(33,020)
Depreciation and amortization	32,667	33,755
Interest expense and amortization of debt discounts and issuance costs	22,880	25,037
EBITDA, as reported	(70,284)	(107,506)
Adjusted for:
CBA related expense	17,727	2,104
Contract termination amortization	(18,114)	—
Gain on sale of commercial real estate	(10,179)	—
Interest income on tax refund	(4,672)	—
Changes in fair value of fuel derivative instruments	3,552	—
Unrealized gain on foreign debt	(2,488)	(11,582)
Unrealized (gain) loss on equity securities	(944)	11,474
Adjusted EBITDA	$(85,402)	$(105,510)

Operating Costs per Available Seat Mile (CASM)

The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended March 31,
	2023		2022
	(in thousands, except CASM data)
GAAP Operating Expenses	$730,030		$625,019
Adjusted for:
CBA related expense	(17,727)		(2,104)
Contract termination amortization	18,114		—
Gain on sale of commercial real estate	10,179		—
Operating Expenses excluding non-recurring items	$740,596		$622,915
Aircraft fuel, including taxes and delivery	(197,625)		(150,982)
Operating Expenses excluding fuel and non-recurring items	$542,971		$471,933
Available Seat Miles	4,917,517		4,263,048
CASM - GAAP	14.85	¢	14.66	¢
Aircraft fuel, including taxes and delivery	(4.02)		(3.54)
CBA related expense	(0.36)		(0.05)
Contract termination amortization	0.37		—
Gain on sale of commercial real estate	0.20		—
CASM excluding fuel and non-recurring items	11.04	¢	11.07	¢

	Estimated three months ending June 30, 2023
	(in thousands, except CASM data)
GAAP operating expenses	$712,145		-	$748,116
Aircraft fuel, including taxes and delivery	(175,488)		-	(180,007)
Less: non recurring items	5,972		-	5,972
Adjusted operating expenses	$542,629		-	$574,081
Available seat miles	4,990,507		-	5,125,996
CASM - GAAP	14.27	¢	-	14.59	¢
Aircraft fuel, including taxes and delivery	(3.52)		-	(3.51)
Less: non recurring items	0.12		-	0.12
CASM excluding fuel and non-recurring items	10.87	¢	-	11.20	¢

Pre-tax margin

The Company excludes changes in fair value of equity securities and fuel derivative contracts, fluctuations and exchange rates on debt instruments denominated in foreign currency, and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended March 31,
	2023	2022
Pre-Tax Margin, as reported	(20.5)%	(34.8)%
CBA ratification bonus	2.9	0.4
Contract termination amortization	(3.0)	—
Gain on sale of commercial real estate	(1.7)	—
Interest income on tax refund	(0.8)	—
Changes in fair value of fuel derivative contracts	0.6	—
Unrealized gain on foreign debt	(0.4)	(2.4)
Unrealized (gain) loss on equity securities	(0.1)	2.4
Adjusted Pre-Tax Margin	(23.0)%	(34.4)%